Exhibit 23.1

               Consent of Independent Certified Public Accountants

We have issued our report dated February 20, 2001, accompanying the consolidated financial statements in the Annual Report of Aladdin Systems Holdings, Inc. on Form 10-KSB for the year ended December 31, 2000, incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference of said report in the Registration Statement and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

San Francisco, California
August 3, 2001